Exhibit 99.1

PRESS RELEASE

Total System Services, Inc. One TSYS Way Post Office Box 2567 Columbus GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com

For immediate release:

Contacts:

Cyle Mims TSYS Media Relations +1.706.644.3110 cylemims@tsys.com	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Signs Multi-year Agreement with Bank of America

TSYS to Process Consumer and Commercial Credit Card Portfolios

COLUMBUS, Ga., July 19, 2012 — TSYS (NYSE: TSS) today announced that it has finalized a master services agreement, with a minimum six year term, with Bank of America (NYSE: BAC) to provide processing services for its consumer credit card portfolios in the U.S. In addition, TSYS will continue to process Bank of America’s commercial credit card portfolios in the U.S. and Internationally.

Bank of America will utilize TSYS’ core payments engine — TS2® — as well as TSYS’ customized processing solutions to include risk and financial management and business intelligence delivered through a dedicated support team. TSYS currently processes Bank of America’s commercial and small business card portfolio on its TS2 platform, and that relationship will continue under the new agreement.

“We are thrilled that Bank of America has decided to bring their consumer card processing business to TSYS,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS. “We have managed various aspects of their business over the years, and they are one of our most respected clients. This reinforces my belief that TSYS brings value to institutions of all sizes from community banks and credit unions to regional institutions and global banks.”

TSYS plans to complete the conversion of Bank of America’s consumer card portfolio from its in-house processing system in mid-2014. Other terms of the agreement are not being disclosed. Following the processing term, the agreement provides Bank of America the option to use the TS2 software pursuant to a license under a long-term payment structure for purposes of processing its consumer card portfolio.

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2012

PRESS RELEASE

TSYS Signs Multi-year Agreement with Bank of America/p. 2

About TSYS

At TSYS, (NYSE: TSS), we believe payments should revolve around people — not the other way around. We call this belief “People-Centered Payments.” By putting people at the center of every decision we make, with unmatched customer service and industry insight, TSYS is able to support financial institutions, businesses and governments in more than 80 countries. Offering merchant payment-acceptance solutions as well as services in credit, debit, prepaid, mobile, chip, healthcare and more, we make it possible for those in the global marketplace to conduct safe and secure electronic transactions with trust and convenience.

TSYS’ headquarters are located in Columbus, Georgia, with local offices spread across the Americas, EMEA and Asia-Pacific. TSYS provides services to more than half of the top 20 international banks, is a Fortune 1000 company and was named one of the 2012 World’s Most Ethical Companies by Ethisphere magazine. For more information, please visit us at www.tsys.com.

Quarterly Earnings Call

TSYS will provide additional information during its upcoming second-quarter analyst call on Tuesday, July 24, 2012, at 5:00 p.m. EDT. The conference call can be accessed via simultaneous Internet broadcast at www.tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ plans to complete the conversion of Bank of America’s consumer card portfolio from its in house processing system to TS2 in mid-2014. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, TSYS not completing the conversion of Bank of America’s consumer card portfolio as currently anticipated. Additional risks and other factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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2012